November 9, 2022
Blade Air Mobility Reports Financial Results for the Third Quarter Ended September 30, 2022

•Third quarter ended September 30, 2022 revenue up 125% versus the prior year period to $45.7 million; nine month period ended September 30, 2022 revenue up 154% versus the prior year period to $108.0 million
•Short Distance revenue up 52% in Q3 2022 versus the prior year period, reflecting higher pricing across our route network, strong demand and our acquisitions of Blade Europe and Blade Canada
•MediMobility Organ Transport revenue up 801% versus the prior year period, driven by the acquisition of new transplant center clients, robust growth with existing clients, and our acquisition of Trinity Air Medical ("Trinity")
•Flight Profit increased 108% versus the prior year period, driven by growth in all business lines and stronger pricing in our Short Distance business
•Blade completed our acquisition of the commercial businesses of three of the largest European urban air mobility companies on September 1, 2022 ("Blade Europe")

NEW YORK — (11/9/2022) — Blade Air Mobility, Inc. (Nasdaq: BLDE, "Blade" or the "Company"), a technology-powered air mobility platform, today announced financial results for the third quarter ended September 30, 2022.
"Blade delivered another record quarter with exceptional performance across all business lines," said Rob Wiesenthal, Blade’s Chief Executive Officer. "Our Short Distance business exceeded expectations, driven by higher pricing and improved utilization across our route network, which was further boosted by our acquisitions in Canada and Europe. We remain encouraged by the strong demand indicators we see across our consumer-facing businesses, which, combined with our continued share gains in recession-resistant MediMobility Organ Transport, gives us confidence in our ability to deliver profitable growth even amidst a more uncertain macroeconomic environment."
"Our ability to take pricing in excess of inflation resulted in record Flight Profit this quarter, while our overall Corporate Expenses continue to shrink as a percentage of revenues, demonstrating Blade's clear path to profitability," said Will Heyburn, Blade’s Chief Financial Officer. "We also continue to drive operational efficiencies in our acquired businesses by deploying the Blade platform, as evidenced by this quarter's 174% organic revenue growth in our MediMobility Organ Transport division, reflecting Trinity's significantly accelerated expansion, post-acquisition."
"With the closing of our Blade Europe acquisition on September 1, 2022, Blade is now the largest urban air mobility company operating across three continents. We look forward to deploying our brand, technology, and customer service in these geographies to further accelerate our growth and fortify Blade's global presence,” said Melissa Tomkiel, Blade's President. "We have also successfully diversified Blade's business, with nearly half of our $133 million in trailing twelve month revenue coming from organ transportation, which benefits from multi-year customer contracts, low marketing costs and demand that is uncorrelated with the overall macroeconomic environment."

Third Quarter Ended September 30, 2022 Financial Highlights
▪Total revenue increased 125% to $45.7 million in the current quarter versus $20.3 million in the prior year period. On a pro forma basis, assuming Blade had owned Trinity, Blade Canada and Blade Europe in the comparable prior year period, revenue for the third quarter ended September 30, 2022 would have increased 60% on a constant currency basis.
▪Flight Profit increased 108% to $9.3 million in the current quarter versus $4.5 million in the prior year period, driven by growth in all business lines and stronger pricing in our Short Distance business.
▪Flight Margin of 20.3% decreased versus 22.0% in the prior year period, as expected, driven primarily by outsized growth in MediMobility Organ Transport, which outpaced that of our other business lines. MediMobility Organ Transport tends to have lower Flight Margin versus our company average, but benefits from long-term customer contracts, no utilization risk, limited marketing costs and demand that is uncorrelated with the overall economic environment. This revenue mix impact was partially offset by stronger pricing in our Short Distance business.
▪Short Distance revenue increased 52% to $20.4 million in the current quarter versus $13.4 million in the prior year period. Growth was driven by improved pricing and utilization across our route network, the closing of our acquisition of Blade Europe on September 1, 2022, our acquisition of Blade Canada, and growth in our Blade Airport service.
▪MediMobility Organ Transport revenue increased 801% to $20.2 million in the current quarter versus $2.2 million in the prior year period, driven by Blade's acquisition of Trinity in September 2021. Revenue increased 17% sequentially in Q3 2022 versus Q2 2022. On a pro forma basis, assuming Blade had owned Trinity in the prior year period, organic revenue growth in MediMobility Organ Transport would have been 174% versus the prior year period, driven by the acquisition of new hospital clients and continued growth with existing accounts.
▪Jet and Other revenue increased 9% to $5.1 million in the current quarter versus $4.7 million in the prior year period driven primarily by an increase in the average price per jet charter trip.
▪Net loss of $9.2 million in the quarter was roughly unchanged versus a net loss of $9.2 million in the prior year period.
▪Adjusted EBITDA decreased to $(4.5) million in the current quarter from $(3.2) million in the prior year period, but improved as a percentage of revenues to (9.9)% in the current quarter from (15.5)% in the prior year period. The increased loss versus the prior year period is primarily attributable to additional corporate and recurring expenses related to Blade’s recent growth and expected future growth, partially offset by increased Flight Profit.
Business Highlights and Recent Updates
▪Blade's MediMobility Organ Transport division, which is the largest dedicated air transporter of human organs for transplant in the United States, continues to grow its client base with several new customer additions this quarter and is now serving a total of 67 transplant centers and organ procurement organizations.
▪Blade Airport, offering service between Manhattan and both JFK and Newark Airports, has continued to show sequential improvements, achieving record revenues in October.
▪On September 1, 2022, Blade completed the previously announced acquisitions of the asset-light commercial passenger transport activities of three urban air mobility operators in Europe for a total cash outlay of $48.1 million.

▪Blade expanded our partnership with Eve Air Mobility, Embraer’s Electric Vertical Aircraft company, conducting Urban Air Mobility simulations using helicopters in both Chicago and India. Blade and Eve offered flights in Chicago this September and will be piloting service with Blade India in Bangalore this month. The partnership with Blade India also incorporates a non-binding order of up to 200 of Eve's Electric Vertical Aircraft.
▪On October 19, 2022, Melissa Tomkiel, Blade's President, was appointed by the United States Transportation Department to the Federal Aviation Administration Advanced Aviation Advisory Committee, which provides advice on key Advanced Air Mobility and drone issues.

Conference Call
The Company will conduct a conference call starting at 4:30 p.m. ET on Wednesday, November 9, 2022 to discuss the results for the third quarter ended September 30, 2022.
A live audio-only webcast of the call may be accessed from the Investors section of the Company’s website at https://ir.blade.com/. An archived replay of the call will be available on the Investor Relations section of the Company's website for one year.

Use of Non-GAAP Financial Information
Blade believes that the non-GAAP measures discussed below, viewed in addition to and not in lieu of our reported U.S. Generally Accepted Accounting Principles ("GAAP") results, provide useful information to investors by providing a more focused measure of operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA, Flight Profit, Corporate Expenses, Adjusted Corporate Expenses and Pro forma revenue have been reconciled to the nearest GAAP measure in the tables within this press release.
Adjusted EBITDA - Blade reports Adjusted EBITDA, which is a non-GAAP financial measure. This measure excludes non-cash items or certain transactions that are not indicative of ongoing Company operating performance and / or items that management does not believe are reflective of our ongoing core operations (as shown in the table below).
Constant currency - The condensed consolidated interim financial statements included here are presented in U.S. dollars. However, Blade's international operations give rise to fluctuations in foreign exchange rates. To neutralize foreign exchange impact and illustrate the underlying change in revenue from one year to the next, Blade has included results in constant currency. These are calculated by applying the current period exchange rates to local currency reported results for both the current and prior year which excludes any variances attributable to foreign exchange rate movements.
Flight Profit and Flight Margin - Blade defines Flight Profit as revenue less cost of revenue. Blade defines Flight Margin for a period as Flight Profit for the period divided by revenue for the same period.
Corporate Expenses and Adjusted Corporate Expenses - Blade defines Corporate Expenses as total operating expenses excluding cost of revenue. Blade defines Adjusted Corporate Expenses as Corporate Expenses excluding non-cash items or certain transactions that are not indicative of ongoing Company operating performance and / or items that management does not believe are reflective of our ongoing core operations (as shown in the table below).

Pro forma revenue - Blade uses pro forma financial information which include revenue from acquisitions as if they had been acquired in the commensurate period of the prior year. Pro forma change in revenue is calculated as the difference between the current reported revenue and the comparative period pro forma revenue. Management believes that discussing pro forma revenue contributes to the understanding of Blade's performance and trends, because it allows for meaningful comparisons of the current year period to that of prior years.

Financial Results

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data, unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$51,845	$2,595
Restricted cash	1,139	630
Accounts receivable	11,271	5,548
Short-term investments	150,378	279,374
Prepaid expenses and other current assets	10,773	6,798
Total current assets	225,406	294,945

Non-current assets:
Property and equipment, net	2,220	2,045
Investment in joint venture	390	200
Intangible assets, net	48,533	24,421
Goodwill	31,852	13,328
Operating right-of-use asset	16,944	713
Other non-current assets	1,312	232
Total assets	$326,657	$335,884

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$11,562	$6,369
Deferred revenue	6,036	5,976
Operating lease liability, current	2,627	438
Total current liabilities	20,225	12,783

Non-current liabilities:
Warrant liability	9,067	31,308
Operating lease liability, long-term	14,516	278
Deferred tax liability	144	144
Total liabilities	43,952	44,513

Stockholders' Equity
Preferred stock, $0.0001 par value, 2,000,000 shares authorized at September 30, 2022 and December 31, 2021. No shares issued and outstanding at September 30, 2022 and December 31, 2021.	—	—
Common stock, $0.0001 par value; 400,000,000 authorized; 71,506,665 and 70,667,381 shares issued at September 30, 2022 and December 31, 2021, respectively.	7	7
Additional paid in capital	373,223	368,680
Accumulated other comprehensive loss	(2,262)	(898)
Accumulated deficit	(88,263)	(76,418)
Total stockholders' equity	282,705	291,371

Total Liabilities and Stockholders' Equity	$326,657	$335,884

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$45,722	$20,316	$107,985	$42,540

Operating expenses
Cost of revenue (1)	36,456	15,855	90,685	33,628
Software development (1)	2,026	844	3,923	1,456
General and administrative (1)	15,812	12,115	41,934	26,748
Selling and marketing (1)	1,856	1,231	5,294	2,433
Total operating expenses	56,150	30,045	141,836	64,265

Loss from operations	(10,428)	(9,729)	(33,851)	(21,725)

Other non-operating income (expense)
Change in fair value of warrant liabilities	425	(3,418)	22,241	(18,331)
Realized loss from sales of short-term investments	(359)	—	(2,071)	—
Recapitalization costs attributable to warrant liabilities	—	11	—	(1,731)
Interest income, net	1,173	309	1,892	453
Total other non-operating income (expense)	1,239	(3,098)	22,062	(19,609)

Loss before income taxes	(9,189)	(12,827)	(11,789)	(41,334)

Income tax expense (benefit)	56	(3,643)	56	(3,643)

Net loss	$(9,245)	$(9,184)	$(11,845)	$(37,691)
__________
(1) Prior period amounts have been updated to conform to current period presentation.

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash Flows From Operating Activities:
Net loss	$(9,245)	$(9,184)	$(11,845)	$(37,691)
Adjustments to reconcile net loss to net cash and restricted cash used in operating activities:
Depreciation and amortization	1,441	191	3,741	457
Stock-based compensation	1,685	3,924	5,627	8,346
Change in fair value of warrant liabilities	(425)	3,418	(22,241)	18,331
Realized loss from sales of short-term investments	359	—	2,071	—
Realized foreign exchange loss	12	—	7	—
Accretion of interest income on held-to-maturity securities	(311)	—	(311)	—
Deferred tax benefit	—	(3,643)	—	(3,643)
Recapitalization costs attributable to warrant liabilities	—	(11)	—	1,731
Loss on disposal of property and equipment	132	—	197	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	121	1,806	(3,781)	(3,940)
Accounts receivable	(337)	206	(4,461)	39
Other non-current assets	93	(84)	(1,059)	(116)
Operating right-of-use assets/lease liabilities	90	17	196	35
Accounts payable and accrued expenses	2,980	(1,819)	4,255	600
Deferred revenue	(2,941)	(612)	(417)	236
Other	(5)	1	(5)	1
Net cash used in operating activities	(6,351)	(5,790)	(28,026)	(15,614)

Cash Flows From Investing Activities:
Acquisitions, net of cash acquired	(48,101)	(23,066)	(48,101)	(23,065)
Investment in joint venture	(190)	—	(190)	—
Purchase of property and equipment	(93)	(67)	(719)	(264)
Purchase of short-term investments	(120,036)	(5,609)	(120,489)	(308,772)
Proceeds from sales of short-term investments	39,677	11,300	248,377	11,300
Net cash provided by / (used in) investing activities	(128,743)	(17,442)	78,878	(320,801)

Cash Flows From Financing Activities:
Proceeds from the exercise of common stock options	2	120	81	142
Taxes paid related to net share settlement of equity awards	(154)	(52)	(1,165)	(52)
Proceeds from note payable	—		—	—
Repayment of note payable	—		—	(1,165)
Proceeds from recapitalization of EIC, net of issuance costs	—	113	—	215,101
Proceeds from sale of common stock in PIPE, net of issuance costs	—		—	119,634
Net cash (used in) / provided by financing activities	(152)	181	(1,084)	333,660

Effect of foreign exchange rate changes on cash balances	(16)		(9)	—
Net (decrease) increase in cash and cash equivalents and restricted cash	(135,262)	(23,051)	49,759	(2,755)
Cash and cash equivalents and restricted cash - beginning	188,246	30,633	3,225	10,337
Cash and cash equivalents and restricted cash - ending	$52,984	$7,582	$52,984	$7,582

Reconciliation to the unaudited interim condensed consolidated balance sheets
Cash and cash equivalents	$51,845	$6,952	$51,845	$6,952
Restricted cash	1,139	630	1,139	630
Total	$52,984	$7,582	$52,984	$7,582
Non-cash investing and financing activities
New leases under ASC 842 entered into during the period	$—	$—	$5,871	$13

Non-GAAP Financial Information

BLADE AIR MOBILITY, INC.
DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Product Line(1):
Short Distance	$20,402	$13,403	$35,568	$20,252
MediMobility Organ Transport	20,219	2,245	50,143	5,130
Jet and Other	5,101	4,668	22,274	17,158
Total Revenue	$45,722	$20,316	$107,985	$42,540
__________
(1) Prior period amounts have been updated to conform to current period presentation.

BLADE AIR MOBILITY, INC.
RECONCILIATION OF REVENUE LESS COST OF REVENUE TO FLIGHT PROFIT
(in thousands except percentages, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$45,722	$20,316	$107,985	$42,540
Cost of revenue(1)	36,456	15,855	90,685	33,628
Flight Profit	$9,266	$4,461	$17,300	$8,912
Flight Margin	20.3%	22.0%	16.0%	20.9%
__________
(1) Cost of revenue consists of flight costs paid to operators of aircraft and cars, landing fees and internal costs incurred in generating ground transportation revenue using the Company's owned cars. Prior period amounts have been updated to conform to current period presentation.

BLADE AIR MOBILITY, INC.
SEATS FLOWN - ALL PASSENGER FLIGHTS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Seats flown – all passenger flights(1)	28,440	13,897	75,175	22,123
__________
(1) Prior period amounts have been updated to conform to current period presentation. The 2022 figures do not include seats flown by Blade Europe from the acquisition date through September 30, 2022.

BLADE AIR MOBILITY, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(in thousands, unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022		2021	2022	2021
Net loss	$(9,245)		$(9,184)	$(11,845)	$(37,691)

Depreciation and amortization	1,441		191	3,741	457
Stock-based compensation	1,685		3,924	5,627	8,346
Change in fair value of warrant liabilities	(425)		3,418	(22,241)	18,331
Realized loss from sales of short term investments	359		—	2,071	—
Recapitalization costs attributable to warrant liabilities	—		(11)	—	1,731
Interest income, net	(1,173)		(309)	(1,892)	(453)
Consulting costs related to initial public listing	—		1,417	—	3,455
Offering documents expenses	—		302	—	626
Recruiting fees related to initial public listing	—	—	235	—	333
M&A transaction costs	1,361		510	2,785	590
One-time legal and regulatory advocacy fees	143		—	2,054	—
Income tax expense (benefit)	56		(3,643)	56	(3,643)
Short term incentive plan costs recorded in Q3 but related to prior quarters	1,250		—	—	—
Adjusted EBITDA	$(4,548)		$(3,150)	$(19,644)	$(7,918)
Adjusted EBITDA as a percentage of Revenue	(9.9)%		(15.5)%	(18.2)%	(18.6)%

BLADE AIR MOBILITY, INC.
RECONCILIATION OF TOTAL OPERATING EXPENSES TO ADJUSTED CORPORATE EXPENSES
(in thousands except percentages, unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022		2021	2022	2021
Revenue	$45,722		$20,316	$107,985	$42,540

Total operating expenses	56,150		30,045	141,836	64,265
Subtract:
Cost of revenue (1)	36,456		15,855	90,685	33,628
Corporate Expenses	$19,694		$14,190	$51,151	$30,637
Corporate Expenses as percentage of Revenue	43%		70%	47%	72%
Adjustments to reconcile Corporate Expenses to Adjusted Corporate Expenses
Subtract:
Depreciation and amortization	1,441		191	3,741	457
Stock-based compensation	1,685		3,924	5,627	8,346
Consulting costs related to initial public listing	—		1,417	—	3,455
Offering documents expenses	—		302	—	626
Recruiting fees related to initial public listing	—	—	235	—	333
M&A transaction costs	1,361		510	2,785	590
One-time legal and regulatory advocacy fees	143		—	2,054	—
Short term incentive plan costs recorded in Q3 but related to prior quarters	1,250		—	—	—
Adjusted Corporate Expenses	$13,814		$7,611	$36,944	$16,830
Adjusted Corporate Expenses as percentage of Revenue	30%		37%	34%	40%
__________
(1) Prior period amounts have been updated to conform to current period presentation.

BLADE AIR MOBILITY, INC.
RECONCILIATION OF REPORTED REVENUE TO PRO FORMA REVENUE
(in thousands except percentages, unaudited)

The following unaudited pro forma financial information presents what our revenue would have been if Trinity and Blade Canada had been acquired and launched, respectively, on January 1, 2021, and if the Blade Europe businesses had been acquired on September 1, 2021.

Three months ended September 30
	Total	Short Distance	MediMobility Organ Transport	Jet and Other
Reported Revenue three months ended September 30, 2021	$20,316	$13,403	$2,245	$4,668
Impact of Trinity	5,134	—	5,134	—
Impact of Canada	980	980	—	—
Impact of Blade Europe from September 1	2,335	2,335	—	—
Pro forma Revenue	$28,765	$16,718	$7,379	$4,668

Reported Revenue three months ended September 30, 2022	$45,722	$20,402	$20,219	$5,101
Pro forma change in revenue	59%	22%	174%	9%

Impact of foreign currency translation	(1)%	(2)%	**	**
Pro forma constant currency change in revenue	60%	24%	174%	9%
** Percentage not applicable

Nine months ended September 30
	Total	Short Distance	MediMobility Organ Transport	Jet and Other
Reported Revenue nine months ended September 30, 2021	$42,540	$20,252	$5,130	$17,158
Impact of Trinity	15,129	—	15,129	—
Impact of Canada	1,808	1,808	—	—
Impact of Blade Europe from September 1	2,335	2,335	—	—
Pro forma Revenue	$61,812	$24,395	$20,259	$17,158

Reported Revenue nine months ended September 30, 2022	$107,985	$35,568	$50,143	$22,274
Pro forma change in revenue	75%	46%	148%	30%

Impact of foreign currency translation	(1)%	(2)%	**	**
Pro forma constant currency change in revenue	76%	48%	148%	30%
** Percentage not applicable

BLADE AIR MOBILITY, INC.
LAST TWELVE MONTHS DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands except percentages, unaudited)

		Three Months Ended
	Last Twelve Months	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Product Line:(1)
Short Distance	$41,823	$20,402	$10,963	$4,203	$6,255
MediMobility Organ Transport	59,965	20,219	17,249	12,675	9,822
Jet and Other	30,815	5,101	7,421	9,752	8,541
Total Revenue	$132,603	$45,722	$35,633	$26,630	$24,618
__________
(1) Prior period amounts have been updated to conform to current period presentation.

About Blade Air Mobility
Blade is a technology-powered, global air mobility platform committed to reducing travel friction by providing cost-effective air transportation alternatives to some of the most congested ground routes in the U.S. and abroad. Today, the Company predominantly uses helicopters and amphibious aircraft for its passenger routes and is also one of the largest air medical transporters of human organs for transplant in the world. Its asset-light model, coupled with its exclusive passenger terminal infrastructure, is designed to facilitate a seamless transition to Electric Vertical Aircraft (“EVA” or “eVTOL”), enabling lower cost air mobility to the public that is both quiet and emission-free.
For more information, visit www.blade.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as "will", “anticipate,” “believe,” “could,” “continue,” “expect,” “estimate,” “may,” “plan,” “outlook,” “future” and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Blade’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning Blade’s estimated and future financial and operating performance, results of operations, business strategies and plans, customer behavior, competitive position, industry environment and growth opportunities. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blade’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: the duration and severity of the COVID-19 pandemic, failure of the markets for our offerings to grow as expected, or at all; our ability to attract and retain customers and increase existing customer utilization rates; the inability or unavailability to use or take advantage of the shift, or lack thereof, to EVA technology or the failure of such technology to deliver the expected results and cost savings; our ability to successfully enter new markets and launch new offerings; accidents or safety-related events involving small aircraft that create adverse publicity; the effects of competition; effects of pricing pressures; injuries to our reputation and brand; challenges to our ability to provide quality customer support at scale; events that cause decreases in our daily aircraft usage rates and flier utilization rates; shifts in customer preferences, discretionary spending and the ability of our customers to pay for our services; disruption of operations at the heliports and airports where our operations are concentrated; risks associated climate change, including potential increased impacts of severe weather and regulatory activity; the availability of aircraft fuel; technology system failures, defects, errors, or vulnerabilities and cyber-based attacks; our ability to receive favorable placements in mobile application marketplaces and effectively operate our mobile operating systems and applications; our ability to protect our intellectual property rights; risks related to our use of open source software; our ability to maintain and expand our facility and infrastructure network; our ability to obtain additional funding on acceptable terms, or at all; our ability to successfully navigate international expansion; our ability to identify, complete and successfully integrate acquisitions; our ability to manage future growth effectively; our ability or that of our third-party operators to obtain sufficient insurance at reasonable cost, or at all; the loss of key members of our management team; disruptions in the operations of our third-party operators, their failure to perform adequately, or their misuse of Blade-branded aircraft; the loss of our existing relationships with third-party operators or our inability to attract and retain qualified new operators to meet demand; disruptions or interference in our use of third-party web services; changes in our regulatory environment, including aviation law and FAA regulations; regulatory obstacles that may block our ability to offer our services in certain jurisdictions on a profitable basis, or at all; our ability to comply with privacy, data protection, consumer protections and environmental laws and regulations and changes to such laws and their interpretations; our ability to remediate any material weaknesses or maintain effective an effective system of disclosure controls and internal control over financial reporting; changes in the fair value of our warrants; and other factors beyond our control. Additional factors can be found in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Blade undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Press Contacts
For Media Relations
Lee Gold
press@blade.com

For Investor Relations
Ravi Jani
investors@blade.com